Consent of Independent Public Accountants





As independent public accountants of New World Coffee Manhattan Bagel Inc., we hereby consent to the use of our report dated March 26, 2001 included in this registration statement on Form S-4/A, and to all references to our Firm included in or made part of this registration statement.

/s/

New York, New York
November 14, 2001